Exhibit 99.1

Press Release

Media Contact Robin Pence 703 682 6552
Investor Contact Ahmed Pasha 703 682 6451

AES Announces Pricing for its Cash Tender Offer for Senior Notes

ARLINGTON, VA., October 30, 2007 – The AES Corporation, Inc. (NYSE: AES) announced today the determination of the pricing for its previously announced tender offer to purchase up to $1.24 billion (the “Tender Cap”) of its outstanding senior notes listed in the table below (the “Notes”) in accordance with the terms and conditions described in its Offer to Purchase and the related Letter of Transmittal, each dated October 16, 2007.

The total consideration for each series of Notes was determined as of 2:00 p.m., New York City time, on October 29, 2007, using the yield of the U.S. Treasury reference security specified below (the “Reference Security”) plus a fixed spread of 50 basis points. The table below shows, among other things, the three series of Notes subject to the tender offer, the acceptance priority levels, the applicable U.S. treasury reference security for the Notes and the applicable fixed spread:

Title of Security	CUSIP/ISIN Numbers	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Maturity Date/ Earliest Redemption Date	Par Amount/ Earliest Redemption Price*	Early Tender Premium*	Reference Security	Bloomberg Reference Page	Fixed Spread (basis points)

8.75% Senior Notes due 2008	00130HAV7	$201,809,000	1	June 15, 2008(1)	$1,000.00	$30.00	5.125% U.S.T. Note due June 30, 2008	PX3	+50

9.00% Second Priority Senior Secured Notes due 2015	00130HBB0 U0080RAG5	$600,000,000	2	May 15, 2008(2)	$1,045.00	$30.00	5.625% U.S.T. Note due May 15, 2008	PX3	+50

8.75% Second Priority Senior Secured Notes due 2013	00130HBA2 U0080RAF7	$1,200,000,000	3	May 15, 2008(2)	$1,043.75	$30.00	5.625% U.S.T. Note due May 15, 2008	PX3	+50

*                 Per $1,000 principal amount of Notes that are accepted for purchase.

8.75% Senior Notes due 2008 (the “2008 Notes”). The yield on the Reference Security for the 2008 Notes was 4.087% and the tender offer yield was 4.587%. Accordingly, holders whose 2008 Notes that have validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on October 29, 2007 and that are accepted for purchase by AES will receive Total Consideration of $1,025.27 per $1,000 principal amount of 2008 Notes tendered, plus any accrued and unpaid interest from the last interest payment date for the 2008 Notes to, but not including, the early settlement date, which AES expects will occur tomorrow, October 30, 2007. Holders whose 2008 Notes that are validly tendered after 5:00 p.m., New York City time, on October 29, 2007 and at or prior to 12:00 midnight, New York City time, on November 13, 2007 and that are accepted for purchase by AES will receive the Total Consideration set forth above minus the Early Tender Premium of $30.00 per $1,000 principal amount of 2008 Notes, or the Tender Offer Consideration, plus any accrued and unpaid interest from the last interest payment date for the 2008 Notes to, but not including, the final settlement date, which AES expects will occur on November 14, 2007.

9.00% Second Priority Senior Secured Notes due 2015 (the “2015 Notes”). The yield on the Reference Security for the 2015 Notes was 4.123% and the tender offer yield was 4.623%. Accordingly, holders whose 2015 Notes that have been validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on October 29, 2007 and that are accepted for purchase by AES will receive Total Consideration of $1,067.01 per $1,000 principal amount of 2015 Notes tendered, plus any accrued and unpaid interest from the last interest payment date for the 2015 Notes to, but not including, the early settlement date, which AES expects will occur tomorrow, October 30, 2007. Holders whose 2015 Notes that are validly tendered after 5:00 p.m., New York City time, on October 29, 2007 and at or prior to 12:00 midnight, New York City time, on November 13, 2007 and that are accepted for purchase by AES will receive the Total Consideration set forth above minus the Early Tender Premium of $30.00 per $1,000 principal amount of 2015 Notes, or the Tender Offer Consideration, plus any accrued and unpaid interest from the last interest payment date for the 2015 Notes to, but not including, the final settlement date, which AES expects will occur on November 14, 2007.

8.75% Second Priority Senior Secured Notes due 2013 (the “2013 Notes”). The yield on the Reference Security for the 2013 Notes was 4.123% and the tender offer yield was 4.623%. Accordingly, holders whose 2013 Notes that have been validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on October 29, 2007 and that are accepted for purchase by AES will receive Total Consideration of $1,063.03 per $1,000 principal amount of 2013 Notes tendered, plus any accrued and unpaid interest from the last interest payment date for the 2013 Notes to, but not including, the final settlement date, which AES expects will occur on November 14, 2007. Holders whose 2013 Notes are validly tendered after 5:00 p.m., New York City time, on October 29, 2007 and at or prior to 12:00 midnight, New York City time, on November 13, 2007 will receive the Total Consideration set forth above minus the Early Tender Premium of $30.00 per $1,000 principal amount of 2013 Notes, or the Tender Offer Consideration, plus any accrued and unpaid interest from the last interest payment date for the 2013 Notes to, but not including, the final settlement date.

Rights to withdraw tendered Notes terminated at 5:00 p.m., New York City time, on October 29, 2007. As of such time, $192,501,000 principal amount of 2008 Notes, $598,300,000 principal amount of 2015 Notes and $1,188,039,000 principal amount of 2013 Notes had been validly tendered and not withdrawn. The tender offer will expire at 12:00 p.m. midnight, New York City time, on November 13, 2007 (the “Expiration Time”), unless extended or earlier terminated by AES. AES may increase or modify the

Tender Cap (in which case, the term “Tender Cap” will mean such amount as so increased) without extending withdrawal rights to Holders. If the aggregate principal amount of Notes validly tendered and not withdrawn at the Expiration Time exceeds the Tender Cap, the Company will (subject to the terms and conditions of the offer) limit the Notes it accepts pursuant to the Tender Cap and in accordance with the acceptance priority levels as set forth in the Offer to Purchase. Since the 2008 Notes and the 2015 Notes have an acceptance priority level of 1 and 2, respectively, and the aggregate principal amount of the 2008 Notes and the 2015 Notes combined is less than the Tender Cap, neither the 2008 Notes nor the 2015 Notes will be subject to proration; only the 2013 Notes will be subject to proration.

The tender offer is conditioned on the satisfaction of certain conditions. If any of the conditions is not satisfied, AES is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event, subject to applicable laws, and may even terminate the tender offer.

Citi is the Dealer Manager for the tender offer. Global Bondholder Services Corporation is acting as the Information Agent and Wells Fargo Bank, National Association is acting as the Depository. The offer is made only by an Offer to Purchase dated October 16, 2007, and the information in this news release is qualified by reference to the Offer to Purchase. Persons with questions regarding the offer should contact the Dealer Manager, toll-free at 800-558-3745 or collect at (212) 723-6106. Requests for documentation may be directed to the Information Agent, toll-free at (866) 294-2200.

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer to purchase the Notes is only being made pursuant to the Offer to Purchase and the related Letter of Transmittal that AES has distributed to holders of Notes. The tender offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About AES

AES is one of the world’s largest global power companies, with 2006 revenues of $11.6 billion. With operations in 28 countries on five continents, AES’s generation and distribution facilities have the capacity to serve 100 million people worldwide. AES’s 13 regulated utilities amass annual sales of over 73,000 GWh and its 121 generation facilities have the capacity to generate approximately 43,000 megawatts. AES’s global workforce of 30,000 people is committed to operational excellence and meeting the world’s growing power needs. To learn more about AES, please visit www.aes.com or contact AES media relations at media@aes.com.

Safe Harbor Disclosure

This release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2006 Annual Report on Form 10-K/A. Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.